UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida		33172
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, the Board of Directors (the “Board”) of Perry Ellis International, Inc. (the “Company”), appointed Joe Arriola, age 68, to the class of directors that has its term expiring at the 2016 Annual Meeting of Shareholders. Concurrently with Mr. Arriola’s appointment to the Board, the Board approved a resolution increasing the size of the Board from seven to eight directors. The Board determined that Mr. Arriola is an independent director under applicable rules. In connection with his appointment to the Board, Mr. Arriola is expected to serve on the Investment and Corporate Governance and Nominating committees of the Board.

Mr. Arriola is a former member of the Board, having served as a director from 2006 until 2015. Mr. Arriola chose not to stand for re-election to the Board at the Company’s 2015 Annual Meeting of Shareholders held on July 17, 2015 so that he could focus more of his time and attention on his responsibilities as Chairman of the Public Health Trust, the independent governing body for Jackson Memorial Hospital and a proposed $1 billion expansion of such hospital. Mr. Arriola has indicated to the Board that he is willing to rejoin the Board due to the significant progress that he believes the Public Health Trust has achieved since last July in connection with such expansion. In returning to the Board, Mr. Arriola brings not only extensive experience as an executive, entrepreneur, governmental leader and public company board member, but also his extensive historical knowledge of the Company and its operations, knowledge that the Board believes will be very beneficial as the Company plans to implement its previously announced leadership succession.

Mr. Arriola’s cash and equity compensation arrangements as a director will be the same as those other non-employee directors of the Company including the receipt of equity grants under the Company’s 2015 Long-Term Incentive Compensation Plan.

A copy of the press release issued by the Company on December 17, 2015 announcing Mr. Arriola’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Perry Ellis International, Inc. Press Release issued on December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: December 17, 2015	By:	/s/ Cory Shade
Cory Shade, Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Perry Ellis International, Inc. Press Release issued on December 17, 2015.